Exhibit 10.19

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made effective as of December 2, 2010, to the Employment Agreement dated July 24, 2009, as amended by the First Amendment (the “Employment Agreement”), between State Bank and Trust Company, a banking corporation organized under the laws of the State of Georgia (the “Bank”), and Stephen W. Doughty, a resident of the State of Georgia (the “Employee”).

WHEREAS, Employee and the Bank entered into the Employment Agreement which provides for the terms and conditions of the Bank’s employment of Employee;

WHEREAS, the Bank’s shareholders approved the reorganization of the Bank into a holding company structure at the Bank’s annual meeting held on March 11, 2010;

WHEREAS, on July 23, 2010, upon the filing of articles of share exchange with the Georgia Secretary of State and in accordance with a Reorganization Agreement and Plan of Share Exchange, the Bank became a wholly-owned subsidiary of State Bank Financial Corporation (the “Holding Company Reorganization”); and

WHEREAS, the Bank and Employee desire to amend certain provisions of the Employment Agreement to revise the definition of Change in Control and to expressly provide that the Holding Company Reorganization did not constitute a Change in Control event.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the Bank and Employee hereby agree as follows:

1.             Section 1.8 of the Employment Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Change in Control” means any one of the following events occurring after the Effective Date:

(a)           the acquisition by any person or persons acting in concert of the then outstanding voting securities of State Bank Financial Corporation (the “Holding Company”), if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote more than twenty-five percent (25%) of any class of voting securities of the Holding Company or such other transaction as may be described under 12 C.F.R. § 225.41(c) or any successor thereto;

(b)           within any twelve-month period (beginning on or after January 7, 2010) the persons who were directors of the Holding Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such Board of Directors; provided that any director who was not a director as of January 7, 2010 shall be deemed to be an Incumbent Director if that director was elected to such Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(c)           the approval by the stockholders of the Holding Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Holding Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(d)           the sale, transfer or assignment of all or substantially all of the assets of the Holding Company and its subsidiaries to any third party.

Notwithstanding anything in the Employment Agreement to the contrary, the consummation of the Holding Company Reorganization did not constitute a Change in Control.”

2.             Terms defined in the Employment Agreement shall have the same meaning herein unless otherwise defined herein or unless the context clearly requires otherwise.

3.             Except as expressly amended hereby, all terms, provisions, conditions and covenants contained in the Employment Agreement are not modified by this Amendment and continue in full force and effect as originally written.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

“BANK”

STATE BANK AND TRUST COMPANY

/s/ Joseph W. Evans
		Name:	Joseph W. Evans
		Title:	Chairman and Chief Executive Officer

ATTEST:

/s/ J. Daniel Speight
Name:	J. Daniel Speight
Title:	Chief Financial Officer and Chief Operating Officer

“EMPLOYEE”

/s/ Stephen W. Doughty
		Name:	Stephen W. Doughty